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                                                                EXHIBIT 10.27

                                    LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made and entered into effective as of March __, 1996 (the "Closing Date") between KAPSON ROCHESTER MANOR, LLC, a limited liability company organized under the laws of the State of New York (the "Borrower"), having its chief executive office at 339 Crossways Park Drive, Woodbury, New York 11797, and HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (the "Lender"), having an address of One SeaGate, Suite 1950, P.O. Box 1475, Toledo, Ohio 43603.

                                   R E C I T A L S:

         A. Borrower desires to acquire a 79-bed assisted living facility known as Town Gate Manor and located in Greece, New York.

         B. Lender has agreed to provide a loan of up to the Loan Amount (hereinafter defined) to finance the facility, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, the parties agree as follows:

                         ARTICLE 1:  PURPOSE AND DEFINITIONS

1.1 PURPOSE. The purpose of this Agreement is to establish the Loan with Lender for the financing of the Facility (as hereinafter defined).

1.2 DEFINITIONS. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Agreement as a whole and not to any particular section.

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    "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Borrower or any Guarantor. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Affiliate" includes, without limitation, Kapson Management Corp., a New York corporation, Kapson Chestnut Ridge Development Corp., a New York corporation, Kapson Rochester East, LLC, a New York limited liability company, Chestnut Ridge Development, LLC, a New York limited liability company, and Senior Quarters Management Corp., a New York corporation.

    "Annual Financial Statements" means [i] for the Borrower, the audited balance sheet and statement of income for the most recent fiscal year on an individual facility and consolidated basis and an audited operating statement for each Facility for the most recent fiscal year; and [ii] for the Guarantor, the unaudited financial statement for the most recent fiscal year.

    "Appraisal" means an appraisal setting forth the fair market value of the Facility.

    "Approved Costs" means the following: [i] Facility Costs; [ii] Closing Costs; and [iii] Letter of Credit Deposit. "Approved Costs" do not include working capital or fees paid to Borrower, Guarantors, or any Affiliate of Borrower or Guarantors.

    "Article 9" means Article 9 of the Uniform Commercial Code as enacted in the State.

    "Borrower" means Kapson Rochester Manor, LLC, a limited liability company organized under the laws of the State of New York, its successors and permitted assigns.

    "Borrower's Organizational Documents" means the Articles of Organization of Borrower certified by the Secretary of State of the state of organization, as amended to date, and the Operating Agreement of Borrower certified by Borrower, as amended to date.

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    "Business Day" means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.

    "Cash Flow" has the meaning set forth in Section 5.11.1.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. The terms "disposal" and "release" as used in this Agreement shall have the meaning set forth in CERCLA.

    "Closing" means the closing of the Loan.

    "Closing Costs" means the following reasonable costs to meet Lender's closing requirements: [i] Commitment Fee; [ii] title insurance premiums and search fees; [iii] cost of surveys; [iv] costs of environmental studies; [v] legal fees of Lender's counsel and Borrower's counsel; [vi] property inspection fees; [vii] Letter of Credit Fee charged by Issuer for the first year the Letter of Credit is issued; [viii] Loan Expenses; and [ix] other costs customarily incurred in closing financings.

    "Collateral Assignment of Management Agreement" means the Collateral Assignment of Management Agreement between Lender and The Kapson Group and the Consent of Manager attached thereto.

    "Commitment" means the commitment for the Loan dated November 28, 1994, as amended on September 28, 1995 and November 9, 1995.

    "Commitment Fee" means the commitment fee for the Loan payable to Lender by Borrower in an amount equal to 1.00% of the Loan Amount.

    "Consolidation Agreement" means the Mortgage Consolidation, Spreader and Modification Agreement between Lender and Borrower of even date.

    "Coverage Ratio" has the meaning set forth in Section 5.11.1.

    "Environmental Assessment" means an environmental assessment of the Land meeting the Lender's Requirements for Environmental Assessments.

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    "Environmental Consultant" means a registered engineer in the State or other consultant approved by Lender.

    "Environmental Laws" means all federal, state, and local ecological, wetlands, and other environmental laws and regulations, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; and [vii] the Safe Water Drinking Act.

    "Facility" means the Real Property and Personal Property comprising the assisted living facility being financed by the Loan.

    "Facility Costs" means the following reasonable costs: [i] for acquisition transactions, the purchase price for the land and building and personal property costs not to exceed 10% of the Loan Amount; [ii] for development and conversion transactions, the following costs: [a] land acquisition cost and, for conversion projects, acquisition costs of the existing land and building, in each case being funded pursuant to the Land Mortgage; [b] cost of construction of the building and fixtures; [c] costs of architectural and engineering services; [d] costs of soil borings and other customary testing services; [e]cost of personal property not to exceed 10% of the Loan Amount; [f] Development Fees; [g] Construction Loan Period interest; [h] Capitalized Interest; and [i]other reasonable and customary costs approved by Lender.

    "Financial Statements" means [i] the unaudited balance sheet and statement of income of Borrower; and [ii] the unaudited financial statement of each Guarantor submitted to Lender.

    "Fixtures" means all fixtures now or hereafter installed or located in, on or about the Land or the Improvements and any replacements, substitutions and additions thereto.

    "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] all permits, licenses and approvals required for licensure and operation of an assisted living

                                        - 4 -

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facility, [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

    "Guaranty" means the Unconditional and Continuing Guaranty entered into by the Guarantor to guarantee payment of the Loan and any amendments thereto or substitutions or replacements therefor.

    "Guarantor" means Glenn Kaplan, Evan Kaplan and Wayne Kaplan, individually and collectively.

    "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land including but not limited to asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including without limitation any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic including but not limited to any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

    "Improvements" means all buildings, structures, additions, and improvements now or hereafter erected or placed upon the Land and the offsite improvements, if any, necessary for the operation of each Facility.

    "Insurance Requirements" means [i] all terms of any insurance policy required by the Loan Documents; [ii] all requirements of the issuer of any such policy; and [iii] the requirements of any Board of Insurance
Underwriters or similar organization.

    "Intangible Personal Property" means the following: [i] all accounts, contract rights, general intangibles, instruments, documents, Receivables, and chattel paper (as "accounts", "contract rights", "general intangibles", "instruments", "documents", and "chattel paper" are defined for purposes of
Article 9) now or

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hereafter arising in connection with the business located in or on or used or usable in connection with the Real Property and replacements, additions, and accessions thereto; [ii] unless prohibited by law, all franchises, permits, licenses and rights therein regarding the use, occupancy or operation of the Improvements, or any part thereof; [iii] unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction or operation of the Improvements, including but not limited to, plans, specifications, drawings, blueprints, models and mock-ups, and all brochures, flyers, advertising and promotional materials and mailing lists; and [iv] all ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property.

    "Issuer" means a financial institution satisfactory to Lender issuing the Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher at all times throughout the term of the Loan.

    "Land" means the land described on Exhibit A.

    "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development and operation of each Facility by Borrower, including but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] licensure to operate as an assisted living facility; [iii] the Environmental Laws; and [iv] requirements, conditions and standards for participation in third-party payer insurance programs.

    "Lender" means Health Care REIT, Inc., its successors and assigns.

    "Letter of Credit" means an irrevocable and transferable Letter of Credit in an amount equal to 5.00% of the Loan Amount,

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issued by Issuer in favor of Lender as security for the Loan and in form acceptable to Lender, and any amendments thereto or replacements or substitutions therefor.

    "Letter of Credit Deposit" means the amount of cash collateral required by Issuer to be pledged as security for the Letter of Credit.

    "List of Leases and Contracts" means the List of Leases and Contracts described in Section 4.16 and set forth on Exhibit D attached hereto.

    "Loan" means the loan by Lender to Borrower in the amount of the Loan
Amount.

    "Loan Amount" means $3,890,625.00.

    "Loan Documents" means [i] this Agreement; [ii] the Note; [iii] the Mortgage; [iv] the Collateral Assignment of Management Agreement; [v] the Consolidation Agreement; and [vi] all other documents and instruments executed by Borrower in connection with the Loan.

    "Loan Expenses" means all reasonable costs and expenses incurred by Lender in investigating, making and administering the Loan, including but not limited to, [i] attorneys' and paralegals' fees and costs; and [ii] travel, transportation, food, and lodging costs and expenses incurred by Lender and Lender's attorneys and paralegals.

    "Management Agreement" means the Management Agreement between The Kapson Group and Manager dated as of March 27, 1996, as amended from time to time.

    "Manager" means Senior Quarters Management Corp., a corporation organized under the laws of the State of New York.

    "Material Obligation" means [i] any indebtedness secured by a lien, deed of trust or mortgage on any Facility and any agreement relating thereto; [ii] any obligation or agreement that is material to the operation of any Facility or that is material to Borrower's business or financial condition; [iii] any indebtedness or capital

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lease that has an outstanding principal balance of at least $50,000.00 and any agreement relating thereto; and [iv] any obligation to or agreement with the Issuer relating to the Letter of Credit.

    "Maturity Date" has the meaning set forth in the Note.

    "Mortgage" means the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (Acquisition/Land Lien) of even date granted by Borrower to Lender, as consolidated pursuant to the Consolidation Agreement.

    "Net Worth" has the meaning set forth in Section 5.11.1.

    "Note" means the Note of even date made by Borrower in favor of Lender for a principal amount equal to the Loan Amount.

    "Periodic Financial Statements" means [i] unaudited internal balance sheet and statement of income of Borrower for the most recent quarter; and [ii] after the Facility is completed, an unaudited internal Facility operating statement for the most recent quarter.

    "Permitted Exceptions" means the exceptions to title set forth on Exhibit B.

    "Permitted Liens" means [i] liens granted to Lender; [ii] liens customarily incurred by Borrower in the ordinary course of business for items not due and payable including mechanic's liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Agreement; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Lender obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Lender if the original cost of the equipment exceeds $50,000.00.

    "Personal Property" means the Tangible Personal Property and Intangible Personal Property.

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    "Pro Forma Statement" means a financial forecast for the Facility for the five year period commencing on the Closing Date prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

    "Real Property" means, collectively, the Land, Improvements and Fixtures.

    "Receivables" means [i] all of Borrower's rights to receive payment for providing resident care and services as set forth in any accounts, contract rights, and instruments, whether now existing or hereafter arising (but not including any rights arising after Lender shall have foreclosed on the Facility or after a receiver is appointed for the Facility), and all proceeds thereof, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Borrower's rights to receive payment for providing resident care services.

    "Renewal Date" has the meaning set forth in the Note.

    "Reserves" has the meaning set forth in Section 2.7.3.

    "Secured Obligations" has the meaning set forth in the Mortgage.

    "State" means the State of New York.

    "Survey" means a survey of the Land prepared in accordance with the Minimum Detail Requirements for Land Title Surveys jointly adopted by ALTA/ACSM in 1992 and such other requirements as may be required by Lender and Title Company.

    "Surveyor's Report" means a Surveyor's Report in the form customarily used by Title Company and prepared in connection with each Survey.

    "Tangible Personal Property" means all machinery, furniture, equipment, trade fixtures, appliances, inventory, and other goods (as "equipment", "inventory", and "goods" are defined for purposes of Article 9) now or hereafter located in or on or used or usable in connection with the Real Property and replacements, additions, and accessions thereto, including without limitation those items which are to become Fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture.

    "Title Commitment" means an ALTA Form B Commitment, 1970 form as revised 10-17-84, for mortgage title insurance issued by the Title Company for each Facility.

    "Title Company" means Lawyers Title Insurance Corporation.

    "Title Policy" means the final title policy issued by the Title Company to Lender pursuant to the Title Commitment for each Facility.

1.3 INCORPORATION OF AMENDMENTS. The definition of any agreement, document, or instrument set forth in this Agreement or in any other Loan Document shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefor.

1.4 EXHIBITS. The following exhibits are attached hereto and incorporated herein:

                   Exhibit A:  Legal Description
                   Exhibit B:  Permitted Exceptions
                   Exhibit C:  Government Authorizations
                   Exhibit D:  List of Leases and Contracts
                   Exhibit E:  Pending Litigation
                   Exhibit F:  Documents to be Delivered
                   Exhibit G:  Certificate and Facility Financial Reports

                         ARTICLE 2:  LOAN AND LOAN DOCUMENTS

2.1 OBLIGATION TO LEND. Subject to the terms and upon the conditions set forth in the Loan Documents, Lender shall lend to Borrower up to the Loan Amount. The indebtedness of Borrower to Lender for the Loan is evidenced by the Note.

2.2 OBLIGATION TO REPAY. Borrower shall repay the Loan in accordance with the terms of the Note and the other Loan Documents.

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2.2.1    TERM OF THE LOAN.  The term of the Loan will expire on the
Renewal Date set forth in the Note, unless extended by Borrower to the Maturity Date.

2.2.2 INTEREST AND PAYMENTS. Borrower shall make payments in accordance with the Note at the rates set forth in the Note.

2.3 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan solely for the purpose of paying the Approved Costs.

2.4 SECURITY. The Loan is secured by the Mortgage and any other security for the Loan provided to Lender.

2.5 COMMITMENT FEE.    Borrower shall pay the Commitment Fee at the Closing.

2.6 LOAN EXPENSES. At the Closing, Borrower shall pay or reimburse Lender for any Loan Expenses incurred up to the Closing Date. Within 30 days after receipt of an invoice therefor, Borrower shall reimburse Lender for any Loan Expenses incurred by Lender. Lender may, at Lender's option, apply proceeds of the Loan to pay the Commitment Fee and Loan Expenses.

2.7 DISBURSEMENTS. Upon Borrower's compliance with all conditions precedent, Lender shall disburse the Loan.

2.8 CLOSING. The Closing shall occur at a time and place mutually agreed upon by Lender and Borrower, but no later than the date specified in the Commitment unless extended by Lender in its sole and absolute discretion. Lender may elect to close by exchanging executed counterparts of one or more of the Loan Documents and other closing documents by mail or a national courier service, or by telecopier followed by exchanging documents by mail or national courier service.

                   ARTICLE 3:  CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 CONDITIONS PRECEDENT TO INITIAL DISBURSEMENT. Borrower shall comply with, and Lender's obligation to make the initial disbursement of the Loan shall be conditioned upon Borrower's performance of the following conditions precedent:

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3.1.1    TITLE COMMITMENT.  Borrower shall have delivered to Lender the
Title Commitment issued by the Title Company committing to insure the Mortgage to be a valid first lien upon the Land and all appurtenant easements subject only to Permitted Exceptions. The Title Commitment shall be in form and substance satisfactory to Lender.

3.1.2 SURVEY. Borrower shall have delivered to Lender the Survey and Surveyor's Report in the form customarily used by the Title Company. The Survey shall contain such items as may be required by Lender or Title Company.

3.1.3 ENVIRONMENTAL ASSESSMENT. Borrower shall have delivered to Lender the Environmental Assessment prepared by the Environmental Consultant, in form, scope and substance satisfactory to Lender.

3.1.4 LEGAL OPINION. Borrower shall have delivered to Lender one or more opinions of counsel, in form and substance satisfactory to Lender, covering the law of the State and such other federal and state laws as Lender may require.

3.1.5 APPRAISAL. Borrower shall have delivered to Lender the Appraisal for each Facility prepared by an MAI appraiser, addressed to Lender, and in form and substance satisfactory to Lender.

3.1.6 INSURANCE. Borrower shall have delivered to Lender satisfactory evidence of the property and liability insurance coverage required by Lender.

3.1.7 LOAN DOCUMENTS. Borrower shall have delivered to Lender fully executed originals of the Loan Documents and Guaranty, and, where applicable, such documents shall have been recorded.

3.1.8 ORGANIZATIONAL DOCUMENTS. Borrower shall have delivered to Lender copies of the Borrower's Organizational Documents and resolutions authorizing the Loan, certified by Borrower to be true and complete and not revoked or amended since the respective dates thereof, and any management agreement for the Facility.

3.1.9 FLOOD PLAIN. Borrower shall have delivered evidence satisfactory to Lender that the Land is not located in a 100-year

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flood plain as defined by the United States Department of Housing and
Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Land is located in a 100-year flood plain, that flood insurance which satisfies the requirements of the Mortgage is in effect for the Facility.

3.1.10 ZONING. Borrower shall have delivered to Lender copies of the applicable zoning ordinance, an up-to-date zoning map designating each Facility, certificate of the zoning official having jurisdiction over the Facility in form and substance satisfactory to Lender, and such other evidence as may be required by Lender to show that each Facility complies with applicable zoning, land use and subdivision laws, rules and regulations.

3.1.11 LIST OF LEASES AND CONTRACTS. Borrower shall have delivered to Lender, to the extent available prior to Closing, the List of Leases and Contracts.

3.1.12 LICENSES AND PERMITS. Borrower shall have delivered to Lender, to the extent available prior to Closing, copies of all required licenses, permits, consents, and approvals, the certificate of occupancy and other Government Authorizations as may be needed to comply with all Legal Requirements and such items shall be in full force and effect.

3.1.13 EMINENT DOMAIN. No eminent domain proceedings shall have been threatened or be pending with respect to a substantial or material part of the Land.

3.1.14 FINANCIAL STATEMENTS. Borrower shall have delivered to Lender the Financial Statements and the Pro Forma Statements.

3.1.15 LETTER OF CREDIT. Borrower shall have delivered to Lender the original Letter of Credit and copies of all notes, collateral documents and agreements made between Borrower (or any Affiliate) and Issuer relating to the Letter of Credit.

3.1.16 NO EVENT OF DEFAULT. There shall be no uncured Event of Default under this Agreement.

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3.1.17   OTHER CLOSING REQUIREMENTS.  Borrower shall have satisfied all other closing requirements of the Loan Documents and the Commitment.

                ARTICLE 4:  BORROWER'S REPRESENTATIONS AND WARRANTIES

         Borrower hereby makes the following representations and warranties, as of the Closing Date, to Lender and acknowledges that Lender is making the Loan in reliance upon such representations and warranties. Borrower's representations and warranties shall survive the Closing and, except as specifically provided below, shall continue in full force and effect until Borrower has repaid the Loan in full and performed all other obligations under the Loan Documents.

4.1 ORGANIZATION AND GOOD STANDING. Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York and is qualified to do business in and is in good standing under the laws of the State.

4.2 POWER AND AUTHORITY. Borrower has the power and authority to execute, deliver, and perform its obligations under the Loan Documents and all transactions contemplated thereby. Borrower has taken all requisite action to authorize the execution, delivery and performance of Borrower's obligations under such documents.

4.3 ENFORCEABILITY. The Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms. The Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with their terms.

4.4 NO VIOLATION. The execution, delivery and performance of the Loan Documents and Guaranty and the consummation of the transactions contemplated by the Loan Documents and Guaranty [i] do not conflict with and will not conflict with, and do not result and will not result in a breach of the Borrower's Organizational Documents; [ii] do not conflict with and will not conflict with, and do not result and will not result in a breach of, or constitute or will constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default)

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under, or result or will result in a creation of any lien or encumbrance (other than the lien of the Mortgage) upon any Facility under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Borrower or Guarantor is a party or by which its assets are bound; and [iii] do not violate and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Borrower, Guarantor, or any Facility.

4.5 NO LITIGATION. As of the Closing Date and except as disclosed on Exhibit E, [i] there are no actions, suits, proceedings or investigations by any governmental agency or regulatory body pending against Borrower, Guarantor or any Facility; [ii] Borrower has not received notice of any threatened actions, suits or proceeding or investigations against Borrower, Guarantor or any Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Borrower or Guarantor, would materially and adversely affect any Facility, or the financial condition of Borrower or Guarantor; [iii] there are no unsatisfied or outstanding judgments against Borrower, Guarantor or any Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Borrower, Guarantor, or any Facility; and [v] Borrower does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

4.6 FINANCIAL STATEMENTS. Borrower has furnished Lender with true, correct and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Borrower, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements are true, complete and correct and, as of the Closing Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Closing Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Borrower and Guarantor are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or against Borrower or Guarantor.

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4.7 REPORTS, STATEMENTS AND COPIES.  All reports, statements, certificates and other data furnished by or on behalf of Borrower or Guarantor to Lender in connection with the Loan Documents or Guaranty Documents, or the transactions contemplated thereunder, and all representations and warranties made therein, or any certificate or other instrument delivered in connection therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading as of the date of such information, reports, statements or certificates. The copies of all agreements and instruments submitted to Lender, including, without limitation, all agreements relating to management of the Facility, the Letter of Credit, and Borrower's working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

4.8 TITLE TO LAND. Borrower has good, indefeasible record fee simple title to the Land, free and clear of any and all mortgages, liens, charges, claims, collateral assignments, leases, attachments, levies, encroachments, rights-of-way, equities, restrictions, assessments, and all other title matters whatsoever except for the Permitted Exceptions.

4.9 PARTIES IN POSSESSION. Except as disclosed on Exhibit B, there are no parties in possession of any Facility or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

4.10 ACCESS. Access to the Land is directly from a dedicated public right-of-way without any easement. There is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

4.11 UTILITIES. There are available at the Land gas, water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of each Facility at a reasonable cost. The Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Closing Date, there is no pending or threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

4.12 CONDEMNATION AND ASSESSMENTS. As of the Closing Date, Borrower has not received notice of, and there are no pending or, to the best of Borrower's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to any Facility, or any portion thereof, any utilities, sewers, roadways or other public improvements.

4.13 ZONING. As of the Closing Date, [i] the use and operation of the Facility as an assisted living facility is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit C hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed to develop or use each Facility as an assisted living facility; and [iii] the Land is not located in any special districts such as historical districts or overlay districts.

4.14 GOVERNMENT AUTHORIZATIONS. The Facility conforms to all Legal Requirements. Exhibit C attached hereto contains a complete list of all Government Authorizations required for the operation of the Facility. Except as otherwise noted in Exhibit C, Borrower has obtained all Government Authorizations required to commence operation of the Facility.

4.15 ENVIRONMENTAL MATTERS. Subject to the matters disclosed in the Environmental Assessment, during the period of Borrower's ownership of the Facility and, to the best of Borrower's knowledge after diligent inquiry, for the period prior to Borrower's ownership of the Facility, [i] the Facility is in compliance with all Environmental Laws; [ii] there were no releases of Hazardous Materials on, from, or under the Facility, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Facility, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; and [vi] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency. "Disposal" and "release" shall have the meanings set forth in CERCLA.

4.16 LEASES AND CONTRACTS. To the best of Borrower's knowledge after due inquiry, as of the Closing Date and except as disclosed on Exhibit D, there are no leases or contracts (including but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) relating to any part of the ownership, operation, possession, renovation, management or administration of the Land or the Facility.

4.17 NO DEFAULT. As of the Closing Date, [i] there is no existing Event of Default under the Loan Documents; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

4.18 ERISA. To the best of Borrower's knowledge after due inquiry, all plans [as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974 as amended or supplemented from time to time ("ERISA")] for which Borrower is an "employer" or a "substantial employer" [as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively] are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Borrower maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Borrower has not been deemed to be a substantial employer as of the Closing Date.

4.19 CHIEF EXECUTIVE OFFICE. Borrower maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this agreement. Borrower does not conduct any of its business or operations other than at its chief executive office and at the Facility.

4.20 OTHER NAME OR ENTITIES. Except as disclosed herein, none of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the six years preceding the date of this agreement [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business.

4.21 PRO FORMA STATEMENT. Borrower has delivered to Lender a true, correct, and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Borrower's reasonable expectation of the most likely results of Facility operations for the five year period commencing on the Closing Date.

4.22 TAX STATUS. Borrower is taxable as a partnership under the Internal Revenue Code and all applicable state tax laws.

4.23 EQUITY. Borrower is prepared and able to fund as needed the Facility Costs and working capital for the Facility in an amount not less than Borrower's Equity.

                          ARTICLE 5:  AFFIRMATIVE COVENANTS

5.1 PERFORM OBLIGATIONS. Borrower shall perform all of its obligations under the Loan Documents, the Government Authorizations, the Permitted Exceptions, all Insurance Requirements and all Legal Requirements. Borrower shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

5.2 INDEMNITY.

5.2.1 INDEMNIFICATION. Borrower shall indemnify, save harmless and defend Lender, any successors or assigns of Lender, and Lender's and such successor's and assign's directors, officers, employees and agents from and against any and all liabilities, obligations, claims, damages (including consequential damages), penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) imposed upon or incurred by or asserted against Lender by reason of [i] its holding of a lien against any Facility; [ii] any accident or injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about any Facility or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways; [iii] any use, nonuse or condition of any Facility or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways; [iv] performance of any labor or services or the furnishing of any materials or other property in respect of any Facility or any part thereof made or suffered to be made by or on behalf of Borrower; [v] any negligence or tortious act on the part of Borrower or any of its respective agents, contractors, lessees, licensees, or invitees; [vi] any work in connection with any alterations, changes, new construction or demolition of any Facility; or [vii] the consummation of the Loan and the execution and delivery of the Loan Documents. Borrower will pay and save Lender harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Lender in respect of the Mortgage or the Secured Obligations. All amounts payable to Lender under this section shall be payable on written demand and shall be deemed indebtedness secured by the Mortgage and any such amounts which are not paid within 10 days after demand therefor by Lender shall bear interest at the Default Rate. In case any action, suit or proceeding is brought against Borrower by reason of any such occurrence, Borrower shall use its best efforts to defend such action, suit or proceeding.

5.2.2 NOTICE OF CLAIM. Lender shall notify Borrower in writing of any claim or action brought against Lender in which indemnity may be sought against Borrower pursuant to this section. Such notice shall be given in sufficient time to allow Borrower to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Borrower under this section unless the failure to give such notice precludes Borrower's defense of any such action.

5.2.3 SURVIVAL OF COVENANTS. The covenants of Borrower contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Lender relating to the enforcement of the provisions herein specified.

5.2.4 REIMBURSEMENT OF EXPENSES. Unless prohibited by law, Borrower hereby agrees to pay to Lender all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and requested by Lender or required hereby, or incurred by Lender in enforcing the provisions of this Agreement, which are not otherwise required to be paid by Borrower.

5.3 ENVIRONMENTAL INDEMNITY; AUDITS.

5.3.1 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Lender, any successors to Lender's interest in this Agreement or the other Loan Documents, and Lender's and such successors' directors, officers, employees, agents, and contractors from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities, costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable attorneys' fees) incurred by Lender or other indemnitee or assessed against any Facility by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party for clean-up costs or other costs pursuant to CERCLA or any other Environmental Law. Borrower's indemnity shall survive the termination of this Agreement. Provided, however, Borrower shall have no indemnity obligation with respect to (i) Hazardous Materials that are first introduced to any Facility subsequent to the date that Borrower's legal and equitable ownership and occupancy of any Facility shall have fully terminated; or (ii) Hazardous Materials introduced to any Facility by Lender, its successors or assigns.

5.3.2 AUDITS. If at any time during the term of the Loan any governmental authority notifies Borrower of a violation of Environmental Laws or Lender reasonably believes that a Facility may violate Environmental Laws, Lender may require one or more additional environmental audits of the Facility by a qualified environmental consultant in such form, scope and substance as specified by Lender, at Borrower's expense.

5.4 MECHANIC'S LIENS. Borrower shall not suffer or permit any mechanic's, materialmen or construction lien claims to be filed or otherwise asserted against any Facility and will promptly discharge the same in case of the filing of any lien claims or proceedings for the enforcement thereof; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as may be required by Lender. If Borrower shall fail promptly either to discharge or to contest claims asserted and give security or indemnity as required by Lender, then Lender may, at its election (but shall not be required to), after 10 days' notice to Borrower, procure the release and discharge of any such claim and any judgment or decree thereon and may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to be an advance. In settling, compromising, or discharging any claims or liens, Lender shall not be required to inquire into the validity or amount of any such claim and shall have no liability for its actions in connection therewith.

5.5 PERSONAL PROPERTY. All of the Personal Property will be kept free and clear of all mortgages, conditional vendor's liens, equipment leases and all liens, encumbrances, and security interests whatsoever, except for the Permitted Liens. Borrower shall, from time to time upon Lender's reasonable request, furnish Lender with satisfactory evidence of the foregoing, including searches of applicable public records. Upon Lender's request, Borrower shall execute and deliver a security agreement, financing statements and other related instruments to evidence and perfect Lender's security interest in the Personal Property. If Borrower fails to execute any such instrument pursuant to Lender's request, Lender may execute such instrument as Borrower's attorney-in-fact pursuant to the power of attorney made by Borrower in the Mortgage.

5.6 PROCEEDINGS TO ENJOIN OR PREVENT CONSTRUCTION. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, maintenance, or operation of the Improvements or any portion thereof, Borrower will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

5.7 DOCUMENTS AND INFORMATION.

5.7.1 FURNISH DOCUMENTS. Borrower shall periodically during the term of the Loan deliver to Lender the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit F within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements to Lender, Borrower shall also deliver to Lender a certificate signed by a member of Borrower, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report, all in the form of Exhibit G. In addition, Borrower shall deliver to Lender the Annual Facility Financial Report and a Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year.

5.7.2 FURNISH INFORMATION. Borrower shall [i] promptly supply Lender with such information concerning its financial condition, affairs and property, as Lender may reasonably request from time to time hereafter; [ii] promptly notify Lender in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Agreement or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Lender or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of each Facility at any time or times hereafter during business hours; and [v] permit Lender to copy and make abstracts from any and all of said books and records.

5.7.3 FURTHER ASSURANCES AND INFORMATION. Borrower shall, on request of Lender from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement. Within 15 days after a request from Lender, Borrower shall provide to Lender such additional information regarding Borrower, Borrower's financial condition or any Facility as Lender, or any existing or proposed creditor of Lender, or any auditor or underwriter of Lender, may require from time to time, including, without limitation, a current Borrower's Certificate and Facility Financial Report in the form of Exhibit G.

5.7.4 MATERIAL COMMUNICATIONS. Borrower shall transmit to Lender, within five business days after receipt thereof, any material communication affecting a Facility, the Loan Documents, the Legal Requirements or the Government Authorizations, and Borrower will promptly respond to Lender's inquiry with respect to such information. Borrower shall promptly notify Lender in writing of any potential, threatened or existing litigation or proceeding against, or investigation of, Borrower, Guarantor or any Facility that may affect the right to operate the Facility or title to the Facility or Lender's interest therein.

5.7.5 REQUIREMENTS FOR FINANCIAL STATEMENTS. Borrower shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Lender; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion.

5.8 COMPLIANCE WITH LAWS. Borrower shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Borrower shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Borrower at any time during the term of the Loan, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Borrower's business and operations.

5.9 BROKER'S COMMISSION. Borrower shall indemnify Lender from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Lender in connection with any such claims (including attorneys' fees).

5.10 EXISTENCE AND CHANGE IN OWNERSHIP. Borrower and Manager shall each maintain its existence throughout the term of this Agreement. Any change in the ownership of Borrower or Manager, directly or indirectly, shall require Lender's prior written consent.

5.11 FINANCIAL COVENANTS. The defined terms used in this section are defined in Section 5.11.1. The following financial covenants shall be met throughout the term of the Loan:

5.11.1   DEFINITIONS.

         (a) "Cash Flow" means the net income of Borrower as reflected on the income statement of Borrower plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for interest payments; minus [v] an imputed management fee equal to 5% of revenues (net of contractual allowances); and minus [vi] an imputed replacement reserve equal to $400.00 per unit at the Facility, per year.

         (b) "Coverage Ratio" is the ratio of [i] Cash Flow for each applicable period; [ii] to the principal and interest payments due pursuant to the Note and all other debt service and lease payments relating to the Facility for the applicable period.

         (c) "Net Worth" means an amount equal to the total consolidated fair market value of the tangible assets of the entity or person (excluding goodwill and other intangible assets) minus the total consolidated liabilities of the entity or person. The method of calculating Net Worth and valuing business assets shall be consistent with the financial statements provided to Lender prior to the Closing.

5.11.2   COVERAGE RATIO.  As of the date 12 months after the Closing
Date and thereafter throughout the term of the Loan, Borrower shall maintain for each fiscal quarter a Coverage Ratio of not less than 1.25 to 1.0.

5.11.3 NET WORTH. Each Guarantor shall maintain a Net Worth of at least $6,000,000.00.

5.11.4 CURRENT RATIO. Borrower shall maintain for each fiscal quarter a ratio of current assets to current liabilities (but excluding the current portion of long term debt) of not less than 1.1 to 1.0.

                            ARTICLE 6:  NEGATIVE COVENANTS

         Until the Secured Obligations shall have been performed in full, Borrower covenants and agrees that Borrower shall not do any of the following without the prior written consent of Lender:

6.1 NO DEBT. Borrower shall not create, incur, assume, or permit to exist any indebtedness other than [i] trade debt incurred in the ordinary course of Borrower's business; [ii] indebtedness relating to the Letter of Credit; and [iii] indebtedness that is secured by any Permitted Lien.

6.2 O LIENS. Borrower shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Facility or any lien upon or pledge of any interest in Borrower, except for Permitted Liens.

6.3 NO GUARANTIES. Borrower shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the endorsement of negotiable instruments for collection in the ordinary course of business.

6.4 NO TRANSFER OF FACILITY. Borrower shall not sell, lease, mortgage, convey or otherwise transfer any legal or equitable interest in any Facility except for [i] transfers made in connection with any Permitted Lien; and [ii] residency agreements with the residents of the Facility.

6.5 NO DISSOLUTION. Borrower and Manager shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).

6.6 NO CHANGE IN MANAGEMENT. No material change shall occur in the executive management of Borrower or of Manager or in the management of the Facility. The Manager shall remain the manager of the Facility.

6.7 NO INVESTMENTS. Borrower shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Guarantor, any Affiliate or any shareholder, member or partner of Borrower or any Affiliate, except for cash balances temporarily invested in short-term or money market securities.

6.8 CONTRACTS. Borrower shall not execute or modify any material contracts or agreements with respect to any Facility. Contracts made in the ordinary course of business and in an amount less than $50,000.00 shall not be considered "material" for purposes of this paragraph.

6.9 SUBORDINATION OF PAYMENTS. After the occurrence of an Event of Default and until such Event of Default is cured, Borrower shall not make any payments or distributions (including salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions, or lease payments) to Guarantor, Manager, any Affiliate or any shareholder, member or partner of Borrower, Guarantor or any Affiliate.

6.10 CHANGE OF LOCATION OR NAME. Borrower shall not change any of the following: [i] the location of the principal place of business or chief executive office of Borrower, or any office where any of Borrower's books and records are maintained; or [ii] the name under which Borrower conducts any of its business or operations. Borrower can make such change after 15 days notice to Lender and the execution and filing of UCC statements and other documents reasonably requested by Lender.

                           ARTICLE 7:  DEFAULT AND REMEDIES

7.1 EVENT OF DEFAULT. Any one or more of the following events shall constitute an "Event of Default" hereunder:

7.1.1 Borrower fails to pay any installment on the Note or any other monetary obligation payable by Borrower under the Loan Documents within 10 days after such payment is due.

7.1.2 Failure of Borrower or Manager (where applicable) to comply with any covenant set forth in Section 5.10, Section 5.11, Article 6 or Section 9.1 of this agreement.

7.1.3 Borrower fails to observe and perform any covenant, condition or agreement under the Loan Documents to be performed by Borrower and [i] continuance of such failure for a period of 30 days after written notice thereof is given to the Borrower by the Lender; or [ii] if, by reason of the nature of such default the same cannot be remedied within the said 30 days, Borrower fails to proceed with reasonable diligence (reasonably satisfactory to Lender) after receipt of the notice to cure the same or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of Section 7.1.

7.1.4 [i] The filing by Borrower of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Borrower; [ii] the failure by Borrower within 60 days to dismiss any involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Borrower or to lift or stay any execution, garnishment or attachment of the Facility; [iii] the entry of an order for relief under 11 U.S.C. in respect of Borrower; [iv] assignment by Borrower for the benefit of its creditors; [v] the entry by Borrower into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Borrower in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; or [vii] appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Borrower (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

7.1.5 [i] Any receiver, administrator, custodian or other person takes possession or control of all or part of any Facility and continues in possession for 60 days; [ii] any writ against all or part of any Facility is not released within 60 days; [iii] any judgment in excess of $100,000 is rendered or proceedings are instituted against all or part of any Facility or Borrower which affect all or part of any Facility and which is undismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and are not released within 60 days; [v] Borrower is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain, or in any way prevent Borrower from conducting all or a substantial part of its business or affairs and such proceeding is not released within 60 days; or [vi] if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the property of Borrower and is not dismissed within 30 days.

7.1.6 Any representation or warranty made by Borrower or Guarantor in the Loan Documents, Guaranty, any guaranty of or other security for the Secured Obligations, or any report, certificate, application, financial statement or other instrument furnished by Borrower or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

7.1.7 Borrower vacates or abandons the Facility or any material part thereof or ceases to do business or ceases to exist for any reason whatever.

7.1.8 Borrower, any Guarantor or any Affiliate defaults on any indebtedness or obligation to Lender or any agreement with Lender, or Borrower defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness, obligation or agreement expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

7.1.9 Any guarantor of the Secured Obligations dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under 11 U.S.C. or any other insolvency law, or fails to comply with any covenant or requirement set forth in the guaranty of such guarantor, and Borrower fails within 30 days to deliver to Lender a substitute guaranty or other collateral reasonably satisfactory to Lender. Upon the death or incompetency of any guarantor of the Secured Obligations, the current amount of the "Guaranteed Credit" as defined in the Guaranty of the deceased or incompetent guarantor shall be immediately due and payable and Lender shall have the right to file a claim for such amount against the estate of the deceased or incompetent guarantor, unless Borrower delivers to Lender a substitute guaranty or other collateral reasonably satisfactory to Lender within 30 days after the death or adjudication of incompetency. If Borrower provides evidence satisfactory to Lender that the remaining guarantors have a combined net worth of at least Eighteen Million Dollars ($18,000,000.00), this shall be deemed to be satisfactory substitute collateral and Lender shall not have a claim against the deceased guarantor's estate or against the incompetent guarantor.

7.1.10 The occurrence of any change in the legal or equitable ownership of all or part of any Facility, or any interest therein, or of Borrower or Manager, directly or indirectly, without the prior written consent of Lender.

7.1.11 The license for the Facility, or any other Government Authorization, is cancelled, suspended or otherwise invalidated or there is a reduction in the number of licensed units at the Facility in excess of three units.

7.2 REMEDIES ON DEFAULT. Whenever any Event of Default occurs, Lender may, in addition to any other remedies under the Loan Documents, at law or in equity, take any one or more of the following remedial steps concurrently or successively:

7.2.1 ACCELERATION. Lender may declare the Secured Obligations to be immediately due and payable, without presentment of any kind, demand, notice of dishonor, protest, or other notice of any kind, all of which Borrower hereby waives.

7.2.2 OTHER REMEDIES. Lender may take whatever action at law or in equity as may appear necessary or desirable to collect any monies then due and/or thereafter to become due, or to enforce performance of the Secured Obligations.

7.2.3 WAIVER. Without waiving any prior or subsequent Event of Default, Lender may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

7.2.4 TERMINATE DISBURSEMENT. Lender may terminate its obligation to disburse Loan proceeds.

7.2.5 COMPLETE CONSTRUCTION. Lender may enter and take possession of the Land and Facility without terminating the Mortgage, and complete construction of the Improvements (or any part thereof) and perform the obligations of Borrower under the Loan Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints Lender its lawful attorney-in-fact with full power to do any of the following: [i] complete construction and equipping of the Improvements in the name of Borrower; [ii] use unadvanced funds remaining under the Note, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Loan Amount, to complete the Improvements; [iii] make changes in the Plans and Specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Borrower, that may be required by any of the Construction Documents; [vii] do any and every act that Borrower might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Lender or Lender's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

                              ARTICLE 8:  MISCELLANEOUS

8.1 ADVANCES BY LENDER. At any time and from time to time, Lender may incur and/or pay and/or advance costs or expenses: (i) incurred or advanced by Lender which Lender is authorized or has the right (but not necessarily the obligation) to incur or may incur under any Loan Document or any law; (ii) of whatever nature incurred or advanced by Lender in exercising any right or remedy provided under any Loan Document or in taking any action which Lender is authorized to take under any Loan Document; (iii) required to be paid by Borrower under any Loan Document, but which Borrower fails to pay within 10 days after demand; or (iv) any and all costs and expenses from which Borrower is required to hold Lender harmless under any Loan Document, but from which Borrower fails to hold Lender harmless. Any costs, expenses, or advances incurred or paid by Lender shall become part of the Loan and, upon demand, shall be paid to Lender together with interest thereon at the Default Rate from the date of disbursement by Lender. Payment of such costs, expenses, or advances shall be secured by the Mortgage.

8.2 POWER OF ATTORNEY. To the extent permitted by law, Borrower hereby irrevocably and unconditionally appoints Lender, or Lender's authorized officer, agent, employee or designee, as Borrower's true and lawful attorney-in-fact, to act for Borrower in Borrower's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents or things to effect the issuance, transfer, reinstatement, renewal and/or extension of any and all licenses and other Governmental Authorizations issued to Borrower or applied for by Borrower in connection with Borrower's operation of each Facility, to permit any transferee to operate each Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Borrower irrevocably and unconditionally grants to Lender as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Borrower might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Secured Obligations.
Except in the case of an emergency, Lender shall give Borrower three business days prior written notice before acting on behalf of Borrower pursuant to this power of attorney.

8.3 CONSTRUCTION OF RIGHTS AND REMEDIES AND WAIVER OF NOTICE AND CONSENT.

8.3.1 APPLICABILITY. The provisions of this Section 8.3 shall apply to all rights and remedies provided by any Loan Document or by law or equity.

8.3.2 WAIVER OF NOTICES AND CONSENT TO REMEDIES. Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Borrower, both of which Borrower waives.

8.3.3 CUMULATIVE RIGHTS. Each right or remedy under the Loan Documents is distinct from but cumulative to each other right or remedy and may be exercised independently of, concurrently with, or successively to any other rights and remedies.

8.3.4 EXTENSION OR MODIFICATION OF LOAN. No extension of time for or modification of amortization of the Loan shall release the liability or bar the availability of any right or remedy against Borrower or any successor in interest, and Lender shall not be required to commence proceedings against Borrower or any successor or to extend time for payment or otherwise to modify amortization of the Loan secured by this Agreement by reason of any demand by Borrower or any successor.

8.3.5 RIGHT TO SELECT SECURITY. Lender has the right to proceed at its election against all security or against any item or items of such security from time to time, and no action against any item or items of security shall bar subsequent actions against any item or items of security.

8.3.6 FORBEARANCE NOT A WAIVER. No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasion shall operate as a waiver thereof on any further occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

8.3.7 NO WAIVER. Failure by Lender to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by Borrower hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandamus or other appropriate legal or equitable remedy strict compliance by Borrower with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by Borrower is continued or repeated, or of the right to recover possession of any Facility by reason thereof. To the extent permitted by law, any two or more of such rights or remedies may be exercised at the same time.

8.3.8 NO CONTINUING WAIVERS. If any covenant or agreement contained in the Loan Documents is breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by Lender. No course of dealing between Lender and Borrower, nor any delay nor omission on the part of Lender, in exercising any rights under the Loan Documents shall operate as a waiver.

8.3.9 APPROVAL NOT A WAIVER. Lender's review and approval of any contracts relating to a Facility shall not constitute a waiver by Lender of any of the terms or requirements of the Loan Documents which may conflict with any provision of any such contracts.

8.3.10 NO RELEASE. Borrower and any other person now or hereafter obligated for the payment or performance of all or any part of the Note shall not be released from paying and performing under the Note, and the lien of the Mortgage shall not be affected by reason of [i] the failure of Lender to comply with any request of Borrower (or of any other person so obligated), to take action to foreclose the Mortgage or otherwise enforce any of the provisions of the Mortgage or of any of the Secured Obligations, or [ii] the release, regardless of consideration, of the obligations of any person liable for payment or performance of the Note, or any part thereof, or [iii] any agreement or stipulation extending the time of payment or modifying the terms of the Note, and in the event of such agreement or stipulation, Borrower and all such other persons shall continue to be liable under such documents, as amended by such agreement or stipulation, unless expressly released and discharged in writing by Lender.

8.3.11 WAIVER OF HOMESTEAD, APPRAISAL AND EXEMPTION. Borrower, for itself and its successors and assigns, hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, [i] the benefit of any and all valuation and appraisement laws, [ii] any right of redemption after the date of any sale of any Facility upon foreclosure, whether statutory or otherwise, in respect of any Facility, [iii]
 any applicable homestead or dower laws, and [iv] all exemption laws whatsoever and all moratoriums, extensions or stay laws or rules, or orders of court in the nature of any one or more of them.

8.4 ASSIGNMENT.

8.4.1 ASSIGNMENT BY LENDER. Lender may assign, negotiate, pledge, or transfer this Agreement, the Note, the Mortgage, and all other Loan Documents to any creditors to secure a loan from such creditors to Lender and, in case of such assignment, the rights and remedies of Lender in connection with the interest and assigns shall be enforceable against Borrower by such creditors with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Lender shall have the right to sell participation interests in the Loan provided that Lender shall be designated the agent for all participants in the Loan.

8.4.2 ASSIGNMENT BY BORROWER. Borrower shall not assign or attempt to assign its rights nor delegate its obligations under this Agreement.

8.5 NOTICES. All notices, demands, requests, and consents (hereinafter "notices") given pursuant to the terms of this Agreement shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Agreement and shall be served by [i] personal delivery; [ii] United States certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail or one business day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Lender and Borrower may change their notice address at any time by giving the other party notice of such change.

8.6 ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender. No representations, warranties, and agreements have been made by Lender except as set forth in this Agreement. If there is any conflict between the terms and provisions of the Commitment and the terms of this Agreement, this Agreement shall govern.

8.7 SEVERABILITY. If any term or provision of this Agreement is held or deemed by Lender to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.

8.8 CAPTIONS AND HEADINGS. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

8.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State.

8.10 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lender and Borrower.

8.11 MODIFICATION. This Agreement may only be modified by a writing signed by both Lender and Borrower. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof. If Borrower requests Lender's consent to any change in ownership, merger or consolidation of Borrower or Guarantor, any assumption of the Loan, or any modification of the Loan Documents, Borrower shall provide Lender all relevant information and documents sufficient to enable Lender to evaluate the request. In connection with any such request, Borrower shall pay to Lender a fee in the amount of $2,500.00 and shall pay all of Lender's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Lender's evaluation of Borrower's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Lender and its collateral pool lenders (if applicable), and all related matters.

8.12 CONSTRUCTION OF AGREEMENT. This Agreement has been prepared by Lender and its professional advisors and reviewed by Borrower and its professional advisors. Lender, Borrower and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either Lender or Borrower or against either Lender or Borrower merely because of their efforts in preparing it.

8.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

8.14 NO THIRD-PARTY BENEFICIARY RIGHTS. No person not a party to this Agreement shall have or enjoy any rights hereunder and all third-party beneficiary rights are expressly negated. Without limiting the generality of the foregoing, no one other than Borrower shall have any rights to obtain or compel a disbursement of proceeds of the Loan hereunder.

8.15 LENDER'S AUTHORITY TO FURNISH COPIES OF LOAN DOCUMENTS. Lender may exhibit or furnish the Loan Documents or copies thereof to any potential transferee of the Secured Obligations (whether such transfer is absolute or collateral), to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring the disclosure of the terms of the Loan Documents, to Lender's attorneys, auditors and underwriters, and to any other person or entity for which there is a legitimate business purpose for such disclosure.

8.16 PERMITTED CONTESTS. Borrower, on its own or on Lender's behalf (or in Lender's name), but at Borrower's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition (as defined in the Mortgage) or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lender and from the Facility, [ii] the Facility or any part thereof or interest therein would not be in any immediate danger of being sold, forfeited, attached or lost, [iii] in the case of a legal requirement, Lender would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, the Borrower shall deliver to Lender and its counsel an opinion of Borrower's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a legal requirement and/or an Imposition, lien, encumbrance or charge, Borrower shall give such reasonable security as may be demanded by Lender to insure ultimate payment of the same and to prevent any sale or forfeiture of the Facility or any part thereof by reason of such non-payment or non-compliance, [vi] in the case of an insurance requirement, the coverage required by the Mortgage shall be maintained, [vii] in the case of a mechanic's or materialmen lien, the requirements of Section 5.4 shall be satisfied, and [viii] if such contest be finally resolved against Lender or Borrower, Borrower shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Lender, at Borrower's expense, shall execute and deliver to Borrower such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Borrower or if Lender so desires, Lender shall join as a party therein. Borrower shall indemnify and save Lender harmless against any liability, cost or expense of any kind that may be imposed upon Lender in connection with any such contest and any loss resulting therefrom.

8.17     LENDER MERELY A LENDER.

8.17.1 NO AGENCY. LENDER IS NOT AND WILL NOT BE IN ANY WAY THE AGENT FOR OR TRUSTEE OF BORROWER. LENDER DOES NOT INTEND TO ACT IN ANY WAY FOR OR ON BEHALF OF BORROWER IN DISBURSING THE PROCEEDS OF THE LOAN. LENDER'S PURPOSE IN MAKING THE REQUIREMENTS SET FORTH IN THIS AGREEMENT IS TO PROTECT THE VALIDITY AND PRIORITY OF ITS MORTGAGE AND THE VALUE OF ITS SECURITY. LENDER DOES NOT INTEND TO BE AND IS NOT AND WILL NOT BE RESPONSIBLE FOR THE COMPLETION OF ANY IMPROVEMENTS ERECTED OR TO BE ERECTED UPON THE LAND; THE PAYMENT OF BILLS OR ANY OTHER DETAILS IN CONNECTION WITH THE LAND AND IMPROVEMENTS; ANY PLANS AND SPECIFICATIONS PREPARED IN CONNECTION WITH THE LAND AND IMPROVEMENTS; OR BORROWER'S RELATIONS AND CONTRACTS WITH ANY CONTRACTORS, SUBCONTRACTORS, MATERIALMEN, OR LABORERS PERFORMING WORK OR SUPPLYING MATERIALS FOR THE LAND AND IMPROVEMENTS.

8.17.2 NO OBLIGATION TO PAY. THE MORTGAGE AND THIS AGREEMENT ARE NOT TO BE CONSTRUED BY BORROWER OR ANYONE FURNISHING LABOR,

MATERIALS, OR ANY OTHER WORK OR PRODUCT FOR IMPROVING THE LAND AS AN AGREEMENT UPON THE PART OF LENDER TO ASSURE THAT ANYONE WILL BE PAID FOR FURNISHING SUCH LABOR, MATERIALS, OR ANY OTHER WORK OR PRODUCT. BORROWER SHALL BE SOLELY RESPONSIBLE FOR SUCH PAYMENTS.

8.17.3 NO RESPONSIBILITY FOR CONSTRUCTION. LENDER IS NOT RESPONSIBLE FOR CONSTRUCTION OF THE IMPROVEMENTS. NOTWITHSTANDING INSPECTION OF THE LAND AND THE IMPROVEMENTS, LENDER AND LENDER'S INSPECTOR ASSUME NO RESPONSIBILITY FOR THE QUALITY OF CONSTRUCTION OR WORKMANSHIP OR FOR THE ARCHITECTURAL OR STRUCTURAL SOUNDNESS OF ANY IMPROVEMENTS OR FOR THE ADHERENCE TO OR APPROVAL OF ANY PLANS AND SPECIFICATIONS IN CONNECTION THEREWITH OR FOR ANY IMPROVEMENTS.

                                 ARTICLE 9:  SECURITY

9.1 LETTER OF CREDIT.

9.1.1 TERMS OF LETTER OF CREDIT. As partial security for the performance of its obligations under the Loan Documents, Borrower shall maintain the Letter of Credit in favor of Lender until the Secured Obligations are performed in full. The Letter of Credit shall permit partial draws and shall permit drawing upon presentation of a draft drawn on the Issuer and a certificate signed by Lender stating that an Event of Default has occurred. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed annually for successive terms of at least one year unless the Lender receives notice from the Issuer, by certified mail, at least 60 days prior to the expiry date then in effect that the Letter of Credit will not be extended for an additional one-year period.

9.1.2 REPLACEMENT LETTER OF CREDIT. Borrower shall provide a replacement Letter of Credit that satisfies the requirements of Section 9.1.1 from an Issuer acceptable to Lender within 30 days after the occurrence of [i] Lender's receipt of notice from the Issuer that the Letter of Credit will not be extended for an additional one-year period; or [ii] Lender gives notice to Borrower that the Lace Financial Service rating for the Issuer is less than a "C+"; or [iii]Lender gives notice to Borrower that Issuer admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or petitions to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof. Borrower's failure to comply with the requirements of this section shall be an immediate Event of Default under the Loan Documents without any notice, cure or grace period.

9.1.3 DRAWS. Lender may draw under the Letter of Credit upon the occurrence of an Event of Default under any of the Loan Documents. Any such draw may be in whole or in part and, if a partial draw, may be made from time to time after the occurrence of an Event of Default and while it is continuing. Any such draw shall not cure an Event of Default. Lender shall have the right, but not the obligation, to apply all or any portion of the proceeds from the Letter of Credit to pay all or any portion of [a] the outstanding principal balance of the Loan, whether matured or unmatured; plus [b] all accrued unpaid interest; plus [c] any prepayment fee payable under the Note; plus [d] all other obligations, charges, costs, and expenses payable by Borrower under the Loan Documents; plus [e] all reasonable expenses and costs incurred by Lender in administering, enforcing or preserving Lender's rights under the Note, Loan Agreement, Letter of Credit, Mortgage, or any other security, including but not limited to, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency, or other similar proceeding; [ii] attorney, paralegal, consulting and witness fees and disbursements; and [iii] the expenses, including but not limited to, lodging, meals and transportation, of Lender and its employees, agents, attorneys, and witnesses in preparing for litigation, receivership, administrative, bankruptcy, insolvency, or similar proceedings and attendance at hearings, depositions, and trials in connection therewith.

         With respect to any portion of the Letter of Credit proceeds that is not applied to payment of the Secured Obligations, Lender shall have the option to either [i] deposit the proceeds into an interest-bearing account with a financial institution chosen by Lender ("LC Account"); or [ii] require Borrower to obtain a replacement Letter of Credit satisfactory to Lender and Borrower may use the proceeds to secure Borrower's reimbursement obligation for the Letter of Credit. All interest accruing on the LC Account shall be paid to Lender and may, from time to time, be withdrawn from the LC Account by Lender and applied to payment of Secured Obligations. At any time and from time to time until the Secured

Obligations are performed in full, Lender may apply all or any portion of the funds held in the LC Account to payment of all or any portion of the Secured Obligations. Within 10 days after any such payment from the LC Account, Lender shall give written notice to Borrower describing the amount of such payment and how it was applied to the Secured Obligations.

         Upon the occurrence of either [i] Lender's receipt of a replacement Letter of Credit that satisfies the requirements of Section 9.1.1 and is issued by an Issuer acceptable to Lender; or [ii] the date on which the Secured Obligations are performed in full, Lender shall pay the principal balance of the LC Account (including any accrued interest) to Borrower.

9.1.4 PARTIAL DRAWS. Upon the occurrence of a monetary Event of Default under any of the Loan Documents, Lender may, at its option, make a partial draw on the Letter of Credit in an amount not to exceed the amount of Borrower's monetary obligations under the Loan Documents then past due. If Lender then applies the proceeds from such partial draw on the Letter of Credit to payment of all or any portion of Borrower's monetary obligations then past due, Borrower shall, within 10 days after notice from Lender of such partial draw and payment, cause the amount of the Letter of Credit to be reinstated to the amount in effect prior to such partial draw. Borrower's failure to comply with the requirements of this section shall be an immediate Event of Default under the Loan Documents without any notice, cure or grace period. Lender's rights under this Section 9.1.4 are in addition to, and not in limitation of, Lender's rights under Section 9.1.3.

9.1.5 SUBSTITUTE LETTER OF CREDIT. Borrower may, from time to time, deliver to Lender a substitute Letter of Credit meeting the requirements of this Agreement and issued by an Issuer acceptable to Lender. Upon Lender's approval of the substitute Letter of Credit, Lender shall release the previous Letter of Credit to the Borrower.

9.2 GUARANTY. The Loan is guaranteed by the Guarantor pursuant to the Guaranty.

         IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement effective as of the Effective Date.

                                  HEALTH CARE REIT, INC.

                                  By:____________________________

                                       Title:____________________

                                  KAPSON ROCHESTER MANOR, LLC

                                  By:____________________________
                                     Glenn Kaplan, Member

                                  Tax I.D. No. __________________

STATE OF OHIO      )
                   ) SS:
COUNTY OF LUCAS    )

         On the ____ day of _____________, 1996 before me personally came ________________________________________, to me known, who, being by me duly sworn, did depose and say that he resides in ________________________________; that he is the ___________________ of Health Care REIT, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                  _______________________________
                                  Notary Public

My Commission Expires:___________________             [SEAL]

STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NASSAU        )

         On the ____ day of March, 1996 before me personally came Glenn Kaplan, to me known, who, being by me duly sworn, did depose and say that he resides in Woodbury, New York; that he is a member of Kapson Rochester Manor, LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by order of the members of said company.

                                  _______________________________
                                  Notary Public

My Commission Expires:___________________             [SEAL]

                              ACKNOWLEDGMENT OF MANAGER

         The undersigned Manager hereby consents to the foregoing Loan Agreement between Kapson Rochester East, LLC and Health Care REIT, Inc. and agrees to be bound by all of the terms and provisions of the Loan Agreement applicable to Manager, including, without limitation, Sections 5.10, 6.5, 6.6 and 6.9 and Article 10 of the Loan Agreement.

                                  SENIOR QUARTERS MANAGEMENT CORP.

                                  By:____________________________

                                       Title:__________________

STATE OF NEW YORK       )
                        ) SS:
COUNTY OF NASSAU        )

         On the ____ day of March, 1996 before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he resides in Woodbury, New York; that he is the ______________________ of Senior Quarters Management Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                  _______________________________
                                  Notary Public

My Commission Expires:___________________             [SEAL]

THIS INSTRUMENT PREPARED BY:

DIANE V. DAVIS, ESQ.
SHUMAKER, LOOP & KENDRICK
1000 JACKSON STREET
TOLEDO, OHIO 43624

                            EXHIBIT A:  LEGAL DESCRIPTION

                           EXHIBIT B:  PERMITTED EXCEPTIONS

1.  Taxes and assessments not yet due and payable.

                                  [TO BE COMPLETED]

                       EXHIBIT C:  GOVERNMENT AUTHORIZATIONS

                                [BORROWER TO PROVIDE]

                       EXHIBIT D:  LIST OF LEASES AND CONTRACTS

                                [BORROWER TO PROVIDE]

                            EXHIBIT E:  PENDING LITIGATION

                                         NONE

                        EXHIBIT F:  DOCUMENTS TO BE DELIVERED

         Borrower shall deliver each of the following documents to Lender no later than the date specified for each document:

          1. Annual Financial Statements of Borrower (audited financial statement of Borrower and audited operating statement for each Facility)
- -within 90 days after the end of each fiscal year.

          2. Periodic Financial Statements of Borrower and Facility - within 45 days after the end of each quarter.

          3. Borrower's Certificate and Facility Financial Report (Exhibit G) - with each delivery of Borrower's financial statements.

          4. Annual Financial Statements of Guarantor - within 30 days after the end of each fiscal year.

          5. Periodic Financial Statements of Guarantor - within 10 days after Lender's request (not to exceed once per year).

          6. Guarantor's certificate - with each delivery of Guarantor's financial statements.

          7. Federal tax returns of Borrower and Guarantor - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

          8. Survey and inspection reports for each Facility - within 7 days after receipt by Borrower.

          9.  Real estate taxes

              (a) Copy of invoice and check - within 5 days after the due date; and

              (b) Copy of official receipt or other satisfactory evidence of payment - within 30 days after the due date.

         10. Certificate of insurance renewal and evidence of payment of premium - at least 30 days prior to the expiration of each policy.

                          EXHIBIT G:  BORROWER'S CERTIFICATE
                           AND FACILITY OF FINANCIAL REPORT

Report Period:  Commencing ____________ and ending ___________

Loan: $6,484,375.00 loan made by Health Care REIT, Inc. ("Lender") to Kapson Rochester East, LLC ("Borrower")

         I hereby certify to Lender as follows:

         1. The attached [specify AUDITED or UNAUDITED and ANNUAL or QUARTERLY, and if CONSOLIDATED, so state] financial statements of Borrower [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Lender; and [iii] fairly present the financial condition and performance of Borrower in all material respects.

         2. The attached [Annual or Quarterly] Facility Financial Report for the Report Period is complete, true and accurate and has been prepared in a manner substantially consistent with prior schedules submitted to Lender. As set forth in the [Annual or Quarterly] Financial Report, Borrower has maintained the Coverage Ratio and the Current Ratio for the Report Period as required under the Loan Agreement between Borrower and Lender.

         3. To the best of my knowledge, Borrower was in compliance with all of the provisions of the Loan Agreement and all other loan documents executed by Borrower in connection with the Loan at all times during the Report Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Loan.

         Executed this _____ day of _______________, _________.

                                  KAPSON ROCHESTER EAST, LLC

                                  Name:__________________________

                                       Title:____________________

                           ANNUAL FACILITY FINANCIAL REPORT

FACILITY NAME:    ____________________________________________________________
FACILITY ADDRESS: ____________________________________________________________
                  ____________________________________________________________


REPORT PERIOD:    Twelve (12) months beginning _______________________________
                  and ending ________________________________________________.
                  All information reported should be for this period only.


                                         CENSUS        % RESIDENT
  OCCUPANCY DATA                          DATA            DAYS        % REVENUES
- --------------------------------------------------------------------------------
Total Beds/Units:       _______        Medicaid:        _______%       _______%
Total Available Days:   _______        Medicare:        _______%       _______%
Total Occupied Days:    _______        Private & Other: _______%       _______%
Occupancy Percentage:   _______%       Total:           _______%       _______%

                                 OPERATING DATA

1.  Gross Revenues . . . . . . . . . . . . . . . . . . . . . $______________

2.  Contractual Allowances . . . . . . . . . . . . . . . . . $______________

3.  Net Revenues . . . . . . . . . . . . . . . . . . . . . . $______________

4.  Operating Expenses (before interest,
    lease/rent, depreciation, amortization and
    management fees) . . . . . . . . . . . . . . . . . . . . $______________

5.  Net Operating Income . . . . . . . . . . . . . . . . . . $______________

6.  Interest Expense . . . . . . . . . . . . . . . . . . . . $______________

7.  Lease/Rent Expense . . . . . . . . . . . . . . . . . . . $______________

8.  Depreciation Expense . . . . . . . . . . . . . . . . . . $______________

9.  Amortization Expense . . . . . . . . . . . . . . . . . . $______________

10. Management Fees. . . . . . . . . . . . . . . . . . . . . $______________

11. Management Fees (as a percent of Gross
    Revenues). . . . . . . . . . . . . . . . . . . . . . . .  ______________%

12. Overhead Allocation (if applicable). . . . . . . . . . . $______________

13. Other (identify) . . . . . . . . . . . . . . . . . . . . $______________

14. Income Taxes . . . . . . . . . . . . . . . . . . . . . . $______________

15. Net Income (amount should agree with the
    facility's financial statements) . . . . . . . . . . . . $______________

                                    FINANCING DATA
               (Note:  This data breaks out Items 6 and 7 above.)

                            Related to Health    All Other Leases
                            Care REIT, Inc.      and/or Debt        Total
                            -----------------------------------------------

Interest or Lease Expense       _________         _________        ________

Principal Payments
(if any)                        _________         _________        ________

                              $                  $               $
                                ----------         ----------      ----------
                                ----------         ----------      ----------

                                    COVERAGE RATIO

1.  Net Operating Income                                       $______________

2.  Less Imputed Management Fee
       (5% of gross revenues)                                  (______________)

3.  Less Imputed Replacement Reserve for
    period ($400.00 per unit per year)                         (______________)

4.  Adjusted Net Operating Income                              $______________

5.  Loan/Lease Payments to HCRI                                $______________

6.  Actual Coverage Ratio (Line 4 DIVIDED BY Line 5)            ______________

7.  Minimum Coverage Ratio (per Loan
    Agreement) (after first 12 months
    of operation)                                            1.25/1.0  1.25/1.0

                                    CURRENT RATIO

1.  Current Assets                                           $______________

2.  Current Liabilities                                      $______________

3.  Actual Current Ratio (Line 1 DIVIDED BY Line 2)          $______________

4.  Minimum Current Ratio (per Loan Agreement)                       1.1/1.0

I certify that the foregoing is true and accurate.

_________________________________               Date:________________________

Name:_________________

    Title:_________________

Phone Number:_______________

                         QUARTERLY FACILITY FINANCIAL REPORT

FACILITY NAME:      __________________________________________________________
FACILITY ADDRESS:   __________________________________________________________
                    __________________________________________________________


REPORT PERIOD:      Three (3) months beginning _______________________________
                    and ending _______________________________________________.
                    All information reported should be for this period only.

                                         CENSUS       % RESIDENT
OCCUPANCY DATA                            DATA            DAYS       % REVENUES
- --------------------------------------------------------------------------------
 Total Beds/Units:       _______        Medicaid:        _______%       _______%
 Total Available Days:   _______        Medicare:        _______%       _______%
 Total Occupied Days:    _______        Private & Other: _______%       _______%
 Occupancy Percentage:   _______%       Total:           _______%       _______%


                                   OPERATING DATA

1.  Gross Revenues . . . . . . . . . . . . . . . . . . . . . . $______________


2.  Contractual Allowances . . . . . . . . . . . . . . . . . . $______________


3.  Net Revenues . . . . . . . . . . . . . . . . . . . . . . . $______________


4.  Operating Expenses (before interest,
    lease/rent, depreciation, amortization and
    management fees) . . . . . . . . . . . . . . . . . . . . . $______________

5.  Net Operating Income . . . . . . . . . . . . . . . . . . . $______________


6.  Interest Expense . . . . . . . . . . . . . . . . . . . . . $______________


7.  Lease/Rent Expense . . . . . . . . . . . . . . . . . . . . $______________


8.  Depreciation Expense . . . . . . . . . . . . . . . . . . . $______________


9.  Amortization Expense . . . . . . . . . . . . . . . . . . . $______________


10. Management Fees. . . . . . . . . . . . . . . . . . . . . . $______________


11. Management Fees (as a percent of Gross
    Revenues). . . . . . . . . . . . . . . . . . . . . . . . .  ______________%

12. Overhead Allocation (if applicable). . . . . . . . . . . . $______________


13. Other (identify) . . . . . . . . . . . . . . . . . . . . . $______________


14. Income Taxes . . . . . . . . . . . . . . . . . . . . . . . $______________


15. Net Income (amount should agree with the
    facility's financial statements) . . . . . . . . . . . . . $______________

                                    FINANCING DATA
                  (Note:  This data breaks out Items 6 and 7 above.)


                           Related to Health     All Other Leases
                             Care REIT, Inc.        and/or Debt       Total
- -------------------------------------------------------------------------------

Interest or Lease Expense       _________            _________        ________
Principal Payments
(if any)                        _________            _________        ________

                              $                   $               $
                               ------------        ------------    ------------
                               ------------        ------------    ------------


                                    COVERAGE RATIO

1.  Net Operating Income                                        $______________

2.  Less Imputed Management Fee
      (5% of gross revenues)                                    (______________)

3.  Less Imputed Replacement Reserve for
    period ($400.00 per unit per year)                          (______________)


4.  Adjusted Net Operating Income                               $______________

5.  Loan/Lease Payments to HCRI                                 $______________

6.  Actual Coverage Ratio (Line 4 DIVIDED BY Line 5)             ______________

7.  Minimum Coverage Ratio (per Loan
    Agreement) (after first 12 months
    of operation)                                                      1.25/1.0


                                    CURRENT RATIO

1.  Current Assets                                              $______________

2.  Current Liabilities                                         $______________

3.  Actual Current Ratio (Line 1 DIVIDED BY Line 2)              ______________

4.  Minimum Current Ratio (per Loan Agreement)                          1.1/1.0


I certify that the foregoing is true and accurate.


                                       Date:
- -------------------------                    -----------------------------------

Name:
     --------------------
    Title:
           --------------

Phone Number:
             ------------

                 QUARTERLY FACILITY ACCOUNTS RECEIVABLE AGING REPORT

                      FACILITY NAME:    ________________________

                      FACILITY ADDRESS: ________________________
                                        ________________________
                                        ________________________

ACCOUNTS RECEIVABLE AGING AS OF ____________ (MOST RECENT QUARTER ENDED)



PAYOR                   0-30 DAYS %                   31-60 DAYS  %                61-90 DAYS  %               OVER 90 DAYS  %
Medicaid               $_____________               $_____________               $_____________               $_____________

                                 ___%                         ___%                         ___%                         ___%
Medicare               $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%

Commercial Insurance   $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%

Other -_____________   $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%

TOTALS                 $_____________               $_____________               $_____________               $_____________
                                 100%                         100%                         100%                         100%


% OF TOTALS $            ___________%                 ___________%                 ___________%                 ___________%


ACCOUNTS RECEIVABLE AGING AS OF ____________ (2ND RECENT QUARTER ENDED)

PAYOR                    0-30 DAYS  %                31-60 DAYS  %              61-90 DAYS  %                OVER 90 DAYS  %




Medicaid               $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%
Medicare               $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%
Commercial Insurance   $_____________               $_____________               $_____________               $_____________
                                 ___%                         ___%                         ___%                         ___%
Other -                $_____________               $_____________               $_____________               $_____________
______________                   ___%                         ___%                         ___%                         ___%
TOTALS                 $_____________               $_____________               $_____________               $_____________
                                 100%                         100%                         100%                         100%

% OF TOTALS            ___________%                  ___________%                ___________%                 ___________%

Additional Loan Agreements

    The following is a schedule of additional loan agreements relating to facilities of which the Company owns the entire or a majority interest. Stockholders may obtain a copy of such documents by so requesting in writing.

    Loan Agreement dated March, 1996 between Kapson Rochester East, LLC and Health Care REIT, Inc.

    Building Loan Agreement, dated as of December 14, 1994, by and between Larkfield Gardens Associates, L.P. and Sims Mortgage Funding, Inc.

    Loan Agreement, effective as of January 11, 1995, between Kapson Chestnut Ridge Development Corp., as borrower, and Health Care REIT, Inc., as lender.